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                                                                      EXHIBIT 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OEA, Inc. Employees' Stock Option Plan and the OEA, Inc. Nonemployee Directors' Stock Option Plan of our report dated September 20, 1999, with respect to the consolidated financial statements of OEA, Inc. included in the Annual Report (Form 10-K/A) for the year ended July 31, 1999.


                                 ERNST & YOUNG LLP

Denver, Colorado
October 21, 1999